Exhibit 10.2

Assignment and Assumption of Membership Interests

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of February 2, 2023, by and between Core Development Holdings Corporation, a Florida corporation (“Assignor”), and Cuentas Inc., a Florida corporation (“Assignee”).

WHEREAS, Assignor is the owner of a 29.3% membership interest in 4280 Lakewood Road Manager LLC (“4280 Manager”) pursuant to that certain Limited Liability Company Operating Agreement of the Company dated January 1, 2021 (the “Operating Agreement”); and

WHEREAS, Assignor desires to assign, transfer, and sell to Assignee its 6.0% membership interest in the Company (the “6.0% Assigned Interest”)subject to and under the terms and conditions of the Membership Interest Purchase Agreement (“MIPA”) dated February 2, 2023.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns and transfers to Assignee all the Assignor’s right, title, and interest in and to the 6.0% Assigned Interest, except Assignor shall retain for its benefit and to exercise on behalf of Assignee the voting, consent, and financial rights now or hereafter existing and associated with ownership of the 6.0% Assigned Interest.

2. Representations and Warranties of Assignor. The Assignor represents and warrants that: (a) Assignor is the true and lawful owner of the Assigned Interest and has good title to the same; (b) the Assignor has made no prior assignment or sale of the Assigned Interest and that no other person or entity has any right, title, or interest therein, (c) the execution and delivery hereof by the Assignor and the assignment of all its right, title, and interest in and to the Assigned Interest does not contravene any agreement to which the Assignor is a party except as specifically provided in the MIPA the delivery and effectiveness of this Assignment is conditioned upon Assignor obtaining the necessary consents of the managers and members of the Company in the form attached as Exhibit C to the MIPA; (d) no liens, encumbrances, charges, or security interests of any kind exist on the date hereof against the Assigned Interest; and (e) Assignor hereby warrants and defends title to the Assigned Interest to Assignee against the claims and demands of all persons.

3. Representations and Warranties of Assignee. Assignee has been advised that the Assigned Interest is not registered under the Securities Act of 1933 and represents, warrants, and agrees that: (a) Assignee is acquiring the securities represented by the Assigned Interest for its own account, solely for investment purposes, and not with a view to resale of said securities; (b) Assignee has such knowledge and experience in business and financial matters which enables it to be capable of evaluating the risks and merits of this investment; and (c) Assignee is able to bear the economic risks of this investment.

4. Acceptance by Assignee. Assignee: (a) accepts the assignment of all Assignor’s right, title, and interest in and to the Assigned Interest; and (b) agrees to be bound by all the terms, covenants, and conditions of this Agreement and of the Operating Agreement. Assignee hereby indemnifies and holds Assignor, and its manager, directors, employees, members, and agents harmless against any and all losses, costs, and expenses (including reasonable attorneys’ fees) arising out of any obligations of Assignee relating to the Assigned Interest which occur on or after, or arise from events occurring on or after, the date hereof.

5. Absolute Conveyance. The conveyance of the Assigned Interest hereunder is an absolute transfer to Assignee, free and clear of all liens and restrictions.

6. Further Assurances. Assignor shall promptly execute and deliver to Assignee any additional instrument or other document which Assignee reasonably requests to evidence or better effect the assignment contained herein.

7. Heirs, Successors, and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Governing Law. This Agreement and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of Florida, without regard to conflict of law rules.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment. Notwithstanding the foregoing, each party hereto shall deliver original counterpart signatures to the other parties on or before the date hereof.

10. Amendments and Modifications. This Agreement may not be amended or modified in any manner other than by a written agreement signed by the party to be charged.

11. Defined Terms. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the MIPA.

12. Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES AND CONSENTS TO RESOLVING ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.

By signing below each party agrees to be bound by this Agreement and the terms and conditions of the Agreement except as modified by the terms and conditions of this Agreement.

ASSIGNEE:

By:	/s/ Arik Maimon
Arik Maimon
CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210 Miami Beach, FL 33139

ASSIGNOR:

By:	/s/ Engin K. Yesil
Engin K. Yesil
President
Core Development Holdings Corporation 1001 NW 163rd Drive
Miami, Florida 33169

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